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                                                                    EXHIBIT 23.1



               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-12991) pertaining to the 1976 Employees' Incentive Stock Option Plan and Directors' Stock Option Plan of Information International Inc. assumed by Autologic Information International, Inc. and (Form S-8 No. 33-11565) pertaining to the 1995 Stock Option Plan of Autologic Information International, Inc. and to the incorporation by reference in the Registration Statement (Form S-3 No. 333-11547) and in the related Prospectuses of our report dated December 19, 1996, with respect to the consolidated financial statements of Autologic Information International, Inc. included in its Annual Report on Form 10-K for the year ended November 1, 1996.

                                       ERNST & YOUNG LLP
                                       ----------------------------------
                                       ERNST & YOUNG LLP


Woodland Hills, California
February 27, 1997